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                                                                  Exhibit (i.1)

                [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                 June 27, 2007

iShares Trust
c/o Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

         Re: iShares Lehman 1-3 Year Credit Bond Fund iShares Lehman 1-3 Year Treasury Bond Fund iShares Lehman 3-7 Year Treasury Bond Fund iShares Lehman 7-10 Year Treasury Bond Fund iShares Lehman 10-20 Year Treasury Bond Fund iShares Lehman 20+ Year Treasury Bond Fund iShares Lehman Aggregate Bond Fund iShares Lehman Credit Bond Fund iShares Lehman Government/Credit Bond Fund iShares Lehman Intermediate Credit Bond Fund iShares Lehman Intermediate Government/Credit Bond Fund iShares Lehman MBS Fixed-Rate Bond Fund iShares Lehman Short Treasury Bond Fund iShares Lehman TIPS Bond Fund iShares iBoxx $ High Yield Corporate Bond Fund iShares iBoxx $ Investment Grade Corporate Bond Fund

Ladies and Gentlemen:

       We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

       For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

       (a) The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State on September 15, 2006;

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iShares Trust
June 27, 2007
Page 2

       (b) The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust (the "Trust Instrument"), dated September 13, 2006, made by the trustees named therein;

       (c) Post-Effective Amendment No. 83 to be filed with the Securities and Exchange Commission (the "Amendment"), to the Trust's Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the Securities and Exchange Commission on December 16, 1999 (as amended by the Amendment, the "Registration Statement");

       (d) The Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board of Trustees of the Trust (the "Board") on December 8, 2006;

       (e) Copies of certain resolutions (the "Resolutions") adopted by the Board at a meeting held on August 15, 2001, February 28,
             2002, December 13, 2002 and September 13, 2006 with respect to the creation of those certain series of the Trust known as iShares Lehman 1-3 Year Credit Bond Fund, iShares Lehman 1-3 Year Treasury Bond Fund, iShares Lehman 3-7 Year Treasury Bond Fund, iShares Lehman 7-10 Year Treasury Bond Fund, iShares Lehman 10-20 Year Treasury Bond Fund, iShares Lehman 20+ Year Treasury Bond Fund, iShares Lehman Aggregate Bond Fund, iShares Lehman Credit Bond Fund, iShares Lehman Government/Credit Bond Fund, iShares Lehman Intermediate Credit Bond Fund, iShares Lehman Intermediate Government/Credit Bond Fund, iShares Lehman MBS Fixed-Rate Bond Fund, iShares Lehman Short Treasury Bond Fund, iShares Lehman TIPS Bond Fund, iShares iBoxx $ High Yield Corporate Bond Fund, and iShares iBoxx $ Investment Grade Corporate Bond Fund (each, a "Fund", and collectively, the "Funds") and the issuance of certain shares of beneficial interest in such Funds (each, a "Share," and collectively, the "Shares");

       (f) A certificate of an Assistant Secretary of the Trust with respect to certain matters, dated June 19, 2007; and

       (g) A Certificate of Good Standing for the Trust, dated June 25, 2007, obtained from the Secretary of State.

       Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

       For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there

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iShares Trust
June 27, 2007
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exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

       With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

       For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share is to be issued by the Trust (collectively, the "Shareholders") for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

       This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

       Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

       1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.
C. Section 3801, et. seq.

       2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

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iShares Trust
June 27, 2007
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       We consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.

RJF/MCG